UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2019

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	PRKR	OTCQB
Common Stock Rights		OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2019, the Board of Directors (the “Board”) of ParkerVision, Inc. (the “Company”) adopted the 2019 Long-Term Incentive Plan (the “Plan”). The following is a summary of the principal features of the Plan. The summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Background.  The purpose of the Plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential contributions to us have been, are, or will be important to our success, an opportunity to acquire a proprietary interest in us. The various types of incentive awards that may be provided under the plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business. We will not offer incentive stock options under the Plan. All employees, officers, directors and consultants of ours will be eligible to be granted awards under the Plan.

The Plan will be administered by our Board. All awards made under the Plan will be subject to the recommendations and approval of the Board.

Stock Subject to the Plan.  Subject to authorization of sufficient shares for issuance by the Company’s stockholders, 12,000,000 shares of our common stock will be reserved for issuance under the Plan. Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Company may make grants under the Plan at such time or times when it does not have sufficient authorized and unissued shares or treasury shares available to be reserved for such grants, provided that the issuance of shares upon exercise or vesting of such grant, as the case may be, will be subject to the Company having sufficient authorized and unissued shares or treasury shares.

Shares of stock subject to awards that are forfeited or terminated will be available for future award grants under the Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the company will not be available for future award grants under the Plan.

Under the Plan, in the event of a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan or the aggregate number of shares reserved for issuance under the Plan.

Eligibility.  We may grant awards under the Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards.  The Plan provides for options not qualifying as “incentive” stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, stock appreciation rights, shares of restricted stock, and other stock-based awards.

Award Limitation. Non-employee directors may not be granted awards in excess of the lesser of 1,000,000 shares of common stock or $175,000 (calculating the value of any awards based on the grant date fair value) in any calendar year.

Term and Amendments.  Unless terminated by the Board, the Plan will continue to remain effective until no further awards may be granted and all awards granted under the Plan are no longer outstanding. The Board may at any time, and from time to time, amend the Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the Plan without the holder’s consent.

On August 7, 2019, the Board approved the grant of two-year options, with an exercise price of $0.17 per share, vesting in 8 equal quarterly installments commencing on September 1, 2019, provided that such options will not be exercisable unless and until the Company has sufficient authorized unissued shares or treasury shares available for such exercise. The grants were made to the following individuals in the following amounts: an option to purchase 800,000 shares to each of Paul Rosenbaum, Robert Sterne, and Frank Newman, each a non-employee director of the Company, an option to purchase 6,000,000 shares to Jeffrey Parker, the Company’s Chief Executive Officer, an option to purchase 1,000,000 shares to Cynthia Poehlman, the Company’s Chief Financial Officer, an option to purchase 750,000 shares to Greg Rawlins, the Company’s Chief Technical Officer, and an option to purchase 400,000 shares to Richard Harlan, a key employee of the Company.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
10.1	2019 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKERVISION, INC.

Dated: August 9, 2019	By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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